Exhibit 99.1

PRESS RELEASE

Pieris Pharmaceuticals Reports Financial Results for the Third Quarter Ended September 30, 2017, and Provides Corporate Update

BOSTON, MA – (Marketwired) – November 8, 2017 – Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer, respiratory and other diseases, today reported financial results for the third quarter of 2017 and provided a corporate update:

•	PRS-343: During the third quarter, the Company initiated enrollment of a Phase I study for PRS-343, a 4-1BB/HER2 bispecific, its lead proprietary, immuno-oncology drug candidate. The trial is a multi-center, open-label, Phase I dose escalation study in HER2-positive patients that will include expansion cohorts.

•	PRS-060: The Company is on track to initiate a first-in-human clinical study for PRS-060, an IL-4 receptor alpha antagonist, by year end. The Company is the Phase I clinical trial sponsor for PRS-060, which is partnered with AstraZeneca as part of a respiratory alliance signed in May 2017, with AstraZeneca funding the cost of this study. Dosing of the first subject will trigger a milestone payment of $12.5 million by AstraZeneca to Pieris.

•	PRS-080: The Company initiated enrollment in a Phase IIa study for PRS-080, a hepcidin antagonist, in dialysis-dependent patients with functional iron deficient (FID) anemia. The study is being conducted in a randomized, placebo-controlled manner with two dose cohorts of 4 mg per kg and 8 mg per kg body weight, with 4 patients receiving drug at each dose level and 2 patients on placebo within each cohort.

“During the third quarter, we continued to execute on our pipeline and actively engage with strategic partners, with the advancement of our lead immuno-oncology drug candidate PRS-343 into the clinic and continued progression of lead assets under our alliances with AstraZeneca and Servier in respiratory disease and immuno-oncology,” said Stephen S. Yoder, President and CEO of Pieris. “PRS-343 marks the first 4-1BB-based bispecific to reach clinical development, a significant milestone for our Company and a demonstration of our leadership in T-cell costimulatory receptor biology. In addition, we expect to initiate the PRS-060 first-in-human study during the fourth quarter of this year, which would result in advancing three compounds in various stages of clinical development during 2017. I am very proud of the diligent efforts of our employees in Munich and Boston to have made this possible. Next year, we look forward to sharing data from our clinical studies and updating investors on additional program selections within our growing proprietary pipeline and strategic alliances.”

Third Quarter Financial Update:

Cash Position – Cash and equivalents totaled $89.9 million as of September 30, 2017, compared to $29.4 million as of December 31, 2016. The increase in cash was driven primarily by a $45.0 million upfront payment received as part of the AstraZeneca respiratory alliance, a €30.0 million (approximately $32.0 million) upfront payment received from Servier and a $2.8 million option payment received from ASKA. This was offset by $29.0 million of operating cash expenditures during the first nine months of the year.

R&D Expense – Research and Development expenses were $6.3 million and $17.0 million for the three and nine-month periods ending September 30, 2017, respectively, as compared to $4.6 million and $12.8 million for the three and nine-month periods ended September 30, 2016. The Company’s increase in research and development expenses reflects advancement across its pipeline of programs as well as preparation for and advancement of clinical activities.

G&A Expense – General and administrative expenses were $2.9 million and $11.2 million for the three and nine-month periods ended September 30, 2017, respectively, as compared to $2.3 million and $6.7 million for the three and nine-month periods ended September 30, 2016. The increase in the 2017 periods as compared to the corresponding periods in 2016 is largely attributable to $1.8 million in transaction fees for the successful close of our license and collaboration agreement with AstraZeneca. Recruiting and personnel related costs are increasing as we continue to build the organization and require an increasing amount of outside professional services, including for intellectual property and corporate legal work, auditing, finance, communications and in other facets of the business.

Net Loss – Net loss was $7.1 million or ($0.16) per share for the three-month period ended September 30, 2017, compared to a net loss $6.2 million or ($0.14) per share for the three-month period ended September 30, 2016. Net loss was $25.1 million or ($0.58) per share for the nine-month period ended September 30, 2017, compared to a net loss $16.2 million or ($0.39) per share for the nine-month period ended September 30, 2016.

Conference Call

Pieris management will host a conference call beginning at 10:00 AM Eastern Daylight Time on Thursday, November 9, 2017, to discuss the third quarter financial results and provide a corporate update. To access the call, participants may dial 877-407-8920 (US & Canada) or 412-902-1010 (International) at least 10 minutes prior to the start of the call. An archived replay of the call will be available for 30 days by dialling (Toll Free US & Canada): 877-660-6853, (International): 201-612-7415, Conference ID #: 13661472.

About Pieris Pharmaceuticals

Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin® protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin is a registered trademark of Pieris. For more information, visit www.pieris.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; the timing and progress of our studies, including the timing of enrollment and dosing of PRS-343 patients, the enrollment and dosing of patients in the PRS-060 Phase I study; our liquidity and ability to fund our future operations; our ability to achieve certain milestones and receive future milestone or royalty payments; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enrol patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q.

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$89,921,213	$29,355,528
Accounts receivable	2,537,265	57,582
Prepaid expenses and other current assets	2,817,853	3,259,503

Total current assets	95,276,331	32,672,613

Property and equipment, net	3,455,541	2,264,477
Other noncurrent assets	129,271	125,741

Total Assets	$98,861,143	$35,062,831

Liabilities and stockholders’ equity:
Accounts payable	$2,601,736	$2,386,183
Accrued expenses	5,099,918	3,719,457

Deferred revenue, current portion	31,336,228	2,274,514

Total current liabilities	39,037,882	8,380,154

Deferred revenue, net of current portion	55,221,586	1,409,483
Other long-term liabilities	43,462	46,667

Total Liabilities	94,302,930	9,836,304

Total stockholders’ equity	4,558,213	25,226,527

Total liabilities and stockholders’ equity	$98,861,143	$35,062,831

PIERIS PHARMACEUTICALS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues	$3,927,204	$785,007	$7,123,362	$3,104,513
Operating expenses
Research and development	6,259,258	4,621,957	17,014,938	12,781,489
General and administrative	2,852,357	2,341,010	11,189,816	6,677,110

Total operating expenses	9,111,615	6,962,967	28,204,754	19,458,599
Loss from operations	(5,184,411)	(6,177,960)	(21,081,392)	(16,354,086)
Interest income (expense), net	96	—	263	—
Other income (expense), net	(1,728,812)	(18,243)	(3,096,890)	113,575

Loss before income taxes	(6,913,127)	(6,196,203)	(24,178,019)	(16,240,511)
Income tax expenses	145,697	—	959,406	—

Net loss	$(7,058,824)	$(6,196,203)	$(25,137,425)	$(16,240,511)

Basic and diluted net loss per share	$(0.16)	$(0.14)	$(0.58)	$(0.39)
Basic and diluted weighted average shares outstanding	44,387,281	43,063,790	43,624,442	41,259,749

Contacts at Pieris:

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Allan Reine	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-857-444-4276	thoffmann@troutgroup.com
reine@pieris.com

Media Inquiries:
Mario Brkulj
+49-175-5010575
mbrkulj@macbiocom.com